Exhibit 5.1

Law Offices of Keller Rohrback P.L.C.	Suite 1400 National Bank Plaza 3101 N. Central Avenue Phoenix, Arizona 85012-2643 telephone (602) 248-0088 facsimile (602) 248-2822 Attorneys at Law

April 5, 2007

IsoRay, Inc.
350 Hills Street, Suite 106
Richland, WA 99354

Re:	IsoRay, Inc., Registration Statement on Form S-3 Filed Pursuant to Rule 462(b)

Ladies and Gentlemen:

We have acted as counsel to IsoRay, Inc., a Minnesota corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale of $652,500 of shares of the Company's common stock (the "Common Stock") and warrants (the "Warrants") to purchase shares of the Company's common stock (such shares underlying the Warrants being referred to as the “Warrant Shares”) (the “Offering”) (The Common Stock, the Warrants and the Warrant Shares collectively being the “Securities”).

I.

We have reviewed the Company’s organizational documents and the Registration Statement. For purposes of rendering this opinion, we have examined the originals or copies identified to our satisfaction as being true and complete copies of such corporate records, certificates of officers of the Company and public officials and such other documents, and have made such other factual and legal investigations as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed copies or .pdf files or photocopies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of the Company and others.

In rendering this opinion, we have assumed that the Company will receive the consideration for the Common Stock and Warrants contemplated in the Offering and the consideration for the Warrant Shares as set forth in the Warrants.

Exhibit 5.1

II.

This opinion is limited to the federal laws of the United States of America, the laws of the State of New York and the Minnesota Business Corporation Act, all related provisions of the Minnesota Constitution and all reported judicial decisions interpreting the Minnesota Business Corporation Act and/or the Minnesota Constitution, and we disclaim any opinion as to the laws of any other jurisdiction. We expressly assume that any Securities which are contracts will be governed by and construed in accordance with New York law; this assumption may, in fact, not be correct. We express no opinion as to the applicable choice of laws rules that may affect the interpretation or enforcement of the Securities. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

III.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed herein, it is our opinion that (i) the Warrants, when executed and delivered pursuant to the terms of the Offering, will be validly issued, and (ii) the Common Stock, when issued pursuant to the terms of the Offering, will be validly issued, fully paid and non-assessable, and (iii) the Warrant Shares, when, if and as issued upon the exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

IV.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Experts” in the prospectus or any supplement thereto constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-B.

This opinion is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Securities.

Very truly yours, KELLER ROHRBACK, PLC /s/ Keller Rohrback, PLC